Lincoln Electric Reports Second Quarter 2018 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2018 RESULTS

Second Quarter 2018 Highlights
▪ Sales increase 26.0% with 9.3% higher organic sales
▪ EPS increases 13.0% to $1.04, Adjusted EPS increases 25.8% to $1.22
▪ ROIC increases 200 basis points to 18.0%

CLEVELAND, Monday, July 23, 2018 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2018 net income of $68.9 million, or diluted earnings per share (EPS) of $1.04. This compares with $61.4 million, or $0.92 EPS in the prior year period. Reported EPS includes special item after-tax charges of $11.5 million, or $0.18 EPS. Excluding these items, second quarter 2018 adjusted net income increased 24.0% to $80.4 million, or $1.22 EPS, as compared with $64.8 million, or $0.97 EPS in the prior year period. The second quarter 2018 effective tax rate was 27.0% due to special items. Excluding special items, the effective tax rate was 24.6%, which compares to 26.7% in the comparable 2017 period.

Second quarter 2018 sales increased 26.0% to $790.1 million from a 16.0% benefit from acquisitions, a 4.9% increase in price, 4.4% higher volumes and 0.7% from favorable foreign exchange.

Operating income for the second quarter 2018 was $94.6 million, or 12.0% of sales. This compares with operating income of $85.6 million, or 13.7% of sales, in the comparable 2017 period. On an adjusted basis, operating income increased 18.8% to $107.0 million, or 13.5% of sales, as compared with $90.1 million, or 14.4% of sales, in the prior year period. The Air Liquide Welding acquisition had an unfavorable impact of approximately 120 basis points to the adjusted operating income margin.

"Our second quarter results demonstrate solid execution of our core initiatives focused on organic growth and rapid integration of our European welding business,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “We are well-positioned in this portion of the cycle and we will continue to focus on mitigating inflation, richening our portfolio of solutions and generating exceptional value for our customers and shareholders.”

Six Months 2018 Summary

Net income for the six months ended June 30, 2018 was $129.7 million, or $1.96 EPS. This compares with $117.2 million, or $1.76 EPS, in the comparable 2017 period. Reported EPS includes special item after-tax net charges of $24.0 million or $0.36 EPS. Excluding these items, adjusted net income for the six months ended June 30, 2018 increased 24.5% to $153.7 million, or $2.32 EPS, compared with $123.4 million, or $1.85 EPS, in the comparable 2017 period. The effective tax rate for the six months ended June 30, 2018 was 27.3% due to special items. Excluding special items, the effective tax rate was 24.5%, which compares to 27.4% in the comparable 2017 period.

Sales increased 28.2% to $1.5 billion in the six months ended June 30, 2018 from a 17.1% benefit from acquisitions, 4.8% higher volumes, a 4.6% increase in price and 1.7% from favorable foreign exchange.

Operating income for the six months ended June 30, 2018 was $179.8 million, or 11.6% of sales. This compares with operating income of $165.0 million, or 13.7% of sales, in the comparable 2017 period. On an adjusted basis, operating income increased 18.0% to $204.2 million, or 13.2% of sales, as compared with $173.1 million, or 14.3% of sales, in the comparable 2017 period. For the first half of 2018, the Air Liquide Welding acquisition had an unfavorable impact of approximately 120 basis points to the adjusted operating income margin.

Lincoln Electric Reports Second Quarter 2018 Financial Results

Webcast Information

A conference call to discuss second quarter 2018 financial results will be webcast live today, July 23, 2018, at 11:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 2576158. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the second quarter 2018 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 63 manufacturing locations, including operations and joint ventures in 23 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted EBIT, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate the Air Liquide Welding business acquisition; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended June 30,				Fav (Unfav) to Prior Year
	2018	% of Sales	2017	% of Sales	$	%
Net sales	$790,052	100.0%	$626,858	100.0%	$163,194	26.0%
Cost of goods sold	519,936	65.8%	410,547	65.5%	(109,389)	(26.6%)
Gross profit	270,116	34.2%	216,311	34.5%	53,805	24.9%
Selling, general & administrative expenses	163,940	20.8%	130,738	20.9%	(33,202)	(25.4%)
Rationalization and asset impairment charges	11,542	1.5%	—	—	(11,542)	(100.0%)
Operating income	94,634	12.0%	85,573	13.7%	9,061	10.6%
Interest expense, net	4,812	0.6%	5,052	0.8%	240	4.8%
Other income (expense)	4,441	0.6%	3,445	0.5%	996	28.9%
Income before income taxes	94,263	11.9%	83,966	13.4%	10,297	12.3%
Income taxes	25,404	3.2%	22,635	3.6%	(2,769)	(12.2%)
Effective tax rate	27.0%		27.0%		—
Net income including non-controlling interests	68,859	8.7%	61,331	9.8%	7,528	12.3%
Non-controlling interests in subsidiaries’ earnings (loss)	(5)	—	(21)	—	16	76.2%
Net income	$68,864	8.7%	$61,352	9.8%	$7,512	12.2%

Basic earnings per share	$1.05		$0.93		$0.12	12.9%
Diluted earnings per share	$1.04		$0.92		$0.12	13.0%
Weighted average shares (basic)	65,337		65,811
Weighted average shares (diluted)	66,121		66,743
	Six Months Ended June 30,				Fav (Unfav) to Prior Year
	2018	% of Sales	2017	% of Sales	$	%
Net sales	$1,547,748	100.0%	$1,207,755	100.0%	$339,993	28.2%
Cost of goods sold	1,021,078	66.0%	788,781	65.3%	(232,297)	(29.5%)
Gross profit	526,670	34.0%	418,974	34.7%	107,696	25.7%
Selling, general & administrative expenses	325,131	21.0%	253,994	21.0%	(71,137)	(28.0%)
Rationalization and asset impairment charges	21,717	1.4%	—	—	(21,717)	(100.0%)
Operating income	179,822	11.6%	164,980	13.7%	14,842	9.0%
Interest expense, net	9,253	0.6%	10,389	0.9%	1,136	10.9%
Other income (expense)	7,892	0.5%	7,275	0.6%	617	8.5%
Income before income taxes	178,461	11.5%	161,866	13.4%	16,595	10.3%
Income taxes	48,782	3.2%	44,687	3.7%	(4,095)	(9.2%)
Effective tax rate	27.3%		27.6%		0.3%
Net income including non-controlling interests	129,679	8.4%	117,179	9.7%	12,500	10.7%
Non-controlling interests in subsidiaries’ earnings (loss)	(9)	—	(17)	—	8	47.1%
Net income	$129,688	8.4%	$117,196	9.7%	$12,492	10.7%

Basic earnings per share	$1.98		$1.78		$0.20	11.2%
Diluted earnings per share	$1.96		$1.76		$0.20	11.4%
Weighted average shares (basic)	65,458		65,750
Weighted average shares (diluted)	66,257		66,666

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2018	December 31, 2017
Cash and cash equivalents	$357,094	$326,701
Marketable securities	139,059	179,125
Total current assets	1,411,567	1,373,608
Property, plant and equipment, net	468,205	477,031
Total assets	2,433,731	2,406,547
Total current liabilities	539,758	528,742
Short-term debt (1)	1,889	2,131
Long-term debt, less current portion	700,194	704,136
Total equity	943,508	932,453

Operating Working Capital	June 30, 2018	December 31, 2017
Accounts receivable, net	$425,806	$395,279
Inventories	365,634	348,667
Trade accounts payable	269,824	269,763
Operating working capital	$521,616	$474,183

Average operating working capital to Net sales (2) (3)	16.5%	15.9%

Invested Capital	June 30, 2018	December 31, 2017
Short-term debt (1)	$1,889	$2,131
Long-term debt, less current portion	700,194	704,136
Total debt	702,083	706,267
Total equity	943,508	932,453
Invested capital	$1,645,591	$1,638,720

Total debt / invested capital	42.7%	43.1%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

(3)	Average operating working capital to Net sales excluding the acquisition of Air Liquide Welding was 15.2% and 14.2% in the 2018 and 2017 periods, respectively.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating income as reported	$94,634	$85,573	$179,822	$164,980
Special items (pre-tax):
Rationalization and asset impairment charges (2)	11,542	—	21,717	—
Acquisition transaction and integration costs (3)	788	4,498	2,695	8,113
Adjusted operating income (1)	$106,964	$90,071	$204,234	$173,093
As a percent of total sales	13.5%	14.4%	13.2%	14.3%

Net income as reported	$68,864	$61,352	$129,688	$117,196
Special items:
Rationalization and asset impairment charges (2)	11,542	—	21,717	—
Acquisition transaction and integration costs (3)	788	4,498	2,695	8,113
Pension settlement charges (4)	—	—	758	—
Tax effect of Special items (5)	(784)	(1,004)	(1,165)	(1,885)
Adjusted net income (1)	80,410	64,846	153,693	123,424
Non-controlling interests in subsidiaries’ earnings (loss)	(5)	(21)	(9)	(17)
Interest expense, net	4,812	5,052	9,253	10,389
Income taxes as reported	25,404	22,635	48,782	44,687
Tax effect of Special items (5)	784	1,004	1,165	1,885
Adjusted EBIT (1)	$111,405	$93,516	$212,884	$180,368

Diluted earnings per share as reported	$1.04	$0.92	$1.96	$1.76
Special items per share	0.18	0.05	0.36	0.09
Adjusted diluted earnings per share (1)	$1.22	$0.97	$2.32	$1.85

Weighted average shares (diluted)	66,121	66,743	66,257	66,666

(1)
Adjusted operating income, Adjusted EBIT, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Primarily related to severance and asset impairments.

(3)	Related to the acquisition of Air Liquide Welding.

(4)	Related to a lump sum pension payment.

(5)
Includes the net tax impact of Special items recorded during the respective periods, including an adjustment to taxes on unremitted foreign earnings related to the U.S. Tax Act of $2,500 in the six months ended June 30, 2018.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2018	2017
Net income as reported	$259,995	$230,640
Rationalization and asset impairment charges	28,307	—
Pension settlement charges	8,908	—
Acquisition transaction and integration costs	9,584	8,113
Amortization of step up in value of acquired inventories	4,578	—
Bargain purchase gain	(49,650)	—
Tax effect of Special items (3)	21,256	(1,885)
Adjusted net income (1)	$282,978	$236,868
Plus: Interest expense, net of tax of $6,077 and $8,988 in 2018 and 2017, respectively	18,265	14,489
Less: Interest income, net of tax of $1,509 and $1,244 in 2018 and 2017, respectively	4,537	2,005
Adjusted net income before tax effected interest	$296,706	$249,352

Invested Capital	June 30, 2018	June 30, 2017
Short-term debt	$1,889	$1,953
Long-term debt, less current portion	700,194	704,732
Total debt	702,083	706,685
Total equity	943,508	851,776
Invested capital	$1,645,591	$1,558,461

Return on invested capital (1)(2)	18.0%	16.0%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income before tax-effected interest income and expense divided by invested capital.

(3)	Includes the net tax impact of Special items recorded during the respective periods, including the net impact of the U.S. Tax Act of $31,116 in the twelve months ended June 30, 2018.
The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$68,864	$61,352
Non-controlling interests in subsidiaries’ loss	(5)	(21)
Net income including non-controlling interests	68,859	61,331
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net gains	(50)	—
Depreciation and amortization	18,189	15,840
Equity (earnings) loss in affiliates, net	(839)	195
Pension income	(945)	(1,334)
Other non-cash items, net	291	8,473
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	561	(15,811)
Decrease (increase) in inventories	153	(3,811)
Increase in trade accounts payable	1,670	5,455
Net change in other current assets and liabilities	(9,124)	3,536
Net change in other long-term assets and liabilities	1,016	1,573
NET CASH PROVIDED BY OPERATING ACTIVITIES	79,781	75,447

INVESTING ACTIVITIES:
Capital expenditures	(16,726)	(16,094)
Proceeds from sale of property, plant and equipment	109	899
Purchase of marketable securities	(129,122)	(35,009)
Proceeds from marketable securities	126,767	1,190
Other investing activities	356	—
NET CASH USED BY INVESTING ACTIVITIES	(18,616)	(49,014)

FINANCING ACTIVITIES:
Net change in borrowings	273	(321)
Proceeds from exercise of stock options	637	7,754
Purchase of shares for treasury	(35,508)	(7,345)
Cash dividends paid to shareholders	(25,589)	(23,030)
Other financing activities	—	(15,182)
NET CASH USED BY FINANCING ACTIVITIES	(60,187)	(38,124)

Effect of exchange rate changes on Cash and cash equivalents	(12,940)	5,986
DECREASE IN CASH AND CASH EQUIVALENTS	(11,962)	(5,705)
Cash and cash equivalents at beginning of period	369,056	401,440
Cash and cash equivalents at end of period	$357,094	$395,735

Cash dividends paid per share	$0.39	$0.35

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$129,688	$117,196
Non-controlling interests in subsidiaries’ loss	(9)	(17)
Net income including non-controlling interests	129,679	117,179
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	626	—
Depreciation and amortization	36,323	32,006
Equity earnings in affiliates, net	(1,377)	(75)
Pension income and settlement charges	(1,067)	(2,679)
Other non-cash items, net	7,715	14,464
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(39,907)	(40,006)
Increase in inventories	(27,899)	(24,757)
Increase in trade accounts payable	4,861	12,619
Net change in other current assets and liabilities	12,384	38,869
Net change in other long-term assets and liabilities	2,220	4,067
NET CASH PROVIDED BY OPERATING ACTIVITIES	123,558	151,687

INVESTING ACTIVITIES:
Capital expenditures	(31,383)	(28,131)
Acquisition of businesses, net of cash acquired	6,235	—
Proceeds from sale of property, plant and equipment	227	1,102
Purchase of marketable securities	(218,667)	(69,934)
Proceeds from marketable securities	258,733	4,990
Other investing activities	356	—
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	15,501	(91,973)

FINANCING ACTIVITIES:
Net change in borrowings	210	(211)
Proceeds from exercise of stock options	2,599	13,397
Purchase of shares for treasury	(50,232)	(7,748)
Cash dividends paid to shareholders	(51,250)	(46,016)
Other financing activities	—	(15,189)
NET CASH USED BY FINANCING ACTIVITIES	(98,673)	(55,767)

Effect of exchange rate changes on Cash and cash equivalents	(9,993)	12,609
INCREASE IN CASH AND CASH EQUIVALENTS	30,393	16,556
Cash and cash equivalents at beginning of period	326,701	379,179
Cash and cash equivalents at end of period	$357,094	$395,735

Cash dividends paid per share	$0.78	$0.70

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended June 30, 2018
Net sales	$462,515	$243,373	$84,164	$—	$790,052
Inter-segment sales	31,240	5,497	2,003	(38,740)	—
Total	$493,755	$248,870	$86,167	$(38,740)	$790,052

Net income					$68,864
As a percent of total sales					8.7%

EBIT (1)	$88,158	$4,734	$10,157	$(3,974)	$99,075
As a percent of total sales	17.9%	1.9%	11.8%		12.5%
Special items charges (gains) (3)	—	11,542	—	788	12,330
Adjusted EBIT (2)	$88,158	$16,276	$10,157	$(3,186)	$111,405
As a percent of total sales	17.9%	6.5%	11.8%		14.1%

Three months ended June 30, 2017
Net sales	$405,147	$141,498	$80,213	$—	$626,858
Inter-segment sales	27,374	5,478	2,399	(35,251)	—
Total	$432,521	$146,976	$82,612	$(35,251)	$626,858

Net income					$61,352
As a percent of total sales					9.8%

EBIT (1)	$74,498	$9,496	$9,787	$(4,763)	$89,018
As a percent of total sales	17.2%	6.5%	11.8%		14.2%
Special items charges (gains) (3)	—	—	—	4,498	4,498
Adjusted EBIT (2)	$74,498	$9,496	$9,787	$(265)	$93,516
As a percent of total sales	17.2%	6.5%	11.8%		14.9%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2018 reflect rationalization and asset impairment charges of $11,542 in International Welding. Special items in 2018 and 2017 also reflect acquisition transaction and integration costs of $788 and $4,498, respectively, in Corporate / Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Six months ended June 30, 2018
Net sales	$897,287	$490,693	$159,768	$—	$1,547,748
Inter-segment sales	57,826	10,006	3,910	(71,742)	—
Total	$955,113	$500,699	$163,678	$(71,742)	$1,547,748

Net income					$129,688
As a percent of total sales					8.4%

EBIT (1)	$164,839	$9,532	$19,382	$(6,039)	$187,714
As a percent of total sales	17.3%	1.9%	11.8%		12.1%
Special items charges (gains) (3)	758	21,717	—	2,695	25,170
Adjusted EBIT (2)	$165,597	$31,249	$19,382	$(3,344)	$212,884
As a percent of total sales	17.3%	6.2%	11.8%		13.8%

Six months ended June 30, 2017
Net sales	$788,471	$270,386	$148,898	$—	$1,207,755
Inter-segment sales	49,834	9,763	4,699	(64,296)	—
Total	$838,305	$280,149	$153,597	$(64,296)	$1,207,755

Net income					$117,196
As a percent of total sales					9.7%

EBIT (1)	$143,221	$19,101	$18,247	$(8,314)	$172,255
As a percent of total sales	17.1%	6.8%	11.9%		14.3%
Special items charges (gains) (3)	—	—	—	8,113	8,113
Adjusted EBIT (2)	$143,221	$19,101	$18,247	$(201)	$180,368
As a percent of total sales	17.1%	6.8%	11.9%		14.9%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2018 reflect rationalization and asset impairment charges of $21,717 in International Welding and pension settlement charges of $758 in Americas Welding. Special items in 2018 and 2017 also reflect acquisition transaction and integration costs of $2,695 and $8,113, respectively, in Corporate / Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2017	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2018
Operating Segments
Americas Welding	$405,147	$31,023	$4,059	$21,958	$328	$462,515
International Welding	141,498	(6,369)	96,318	7,772	4,154	243,373
The Harris Products Group	80,213	2,823	—	1,174	(46)	84,164
Consolidated	$626,858	$27,477	$100,377	$30,904	$4,436	$790,052

% Change
Americas Welding		7.7%	1.0%	5.4%	0.1%	14.2%
International Welding		(4.5%)	68.1%	5.5%	2.9%	72.0%
The Harris Products Group		3.5%	—	1.5%	(0.1%)	4.9%
Consolidated		4.4%	16.0%	4.9%	0.7%	26.0%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2017	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2018
Operating Segments
Americas Welding	$788,471	$59,585	$7,665	$39,640	$1,926	$897,287
International Welding	270,386	(11,106)	199,264	14,791	17,358	490,693
The Harris Products Group	148,898	9,203	—	678	989	159,768
Consolidated	$1,207,755	$57,682	$206,929	$55,109	$20,273	$1,547,748

% Change
Americas Welding	—%	7.6%	1.0%	5.0%	0.2%	13.8%
International Welding		(4.1%)	73.7%	5.5%	6.4%	81.5%
The Harris Products Group		6.2%	—	0.5%	0.7%	7.3%
Consolidated		4.8%	17.1%	4.6%	1.7%	28.2%